Exhibit 10.1

                                                                  Execution Copy

               AMENDMENT NO.1 TO SHARE PURCHASE AND SALE AGREEMENT

                  AMENDMENT NO. I dated as of December 18, 2006 (the "Amendment"), to the Share Purchase and Sale Agreement dated as of June 21, 2006 (the "Agreement"), between IBASIS, INC., a Delaware corporation ("Seller") and KPN TELECOM B.V., a private limited liability company with its registered office at Maanplein 55, The Hague, and incorporated under the laws of the Netherlands ("Purchaser"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

                  WHEREAS, Seller and Purchaser entered into that certain Agreement on June 21, 2006; and

                  WHEREAS, pursuant to Section 10.13 of the Agreement, Seller and Purchaser desire to amend the Agreement to confirm access to certain information of Seller and extend the Outside Date of the Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Amendment to Article V of the Agreement. Article V of the Agreement is hereby amended by inserting the following as Section 5.21 of the Agreement:

                  "SECTION 5.21. Seller Stock Option Review. (a) Without limiting any other provision of the Agreement, Seller shall provide Purchaser with regular and timely updates and information on its review related to the granting of stock options to the employees of Seller, the timing of such grants, their relating accounting and tax treatment and all regulatory and legal proceedings and developments relating thereto (the "Stock Option Review") and shall cooperate with Purchaser in Purchaser's efforts to conduct its due diligence on the Stock Option Review.

                  (b) Seller shall, and shall cause its affiliates to, afford to Purchaser and its accountants, counsel and other representatives access, upon reasonable prior notice during normal business hours during the period prior to the Closing, to the documents, records, correspondence and other material relating to the Stock Option Investigation. Nothing contained in this Section
5.21 shall obligate Seller or any of its affiliates to breach any duty of confidentiality owed to any person whether such duty arises contractually, statutorily or otherwise, or to provide access to any documents, records, correspondence or other material to the extent that the provision of such access could cause the Seller or any of its officers, directors or employees to lose any attorney/client privilege with respect to such documents or the information contained therein.

                  SECTION 2. Amendment to Section 7.O1(iv) of the Agreement.
Section 7.O1(iv) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "(iv) by Seller or Purchaser, if the Closing does not occur on or prior to April 30th, 2007 (the "Outside Date");".


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                  SECTION 3. Agreement. Except as specifically amended by this
Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Amendment is without prejudice to any rights or claims by either Seller or Purchaser existing prior to or arising after the date hereof under the Agreement. After the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby. In the event of any inconsistency or conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall govern and be binding. The terms and provisions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment and the Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof.

                  SECTION 4. Governing Law. This Amendment and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

                  SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person, by facsimile, or by electronic image scan.


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                  IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the date first written above.

                                         IBASIS, INC.,

                                         by: /s/ Ofer Gneezy
                                             -----------------------
                                         Name: Ofer Gneezy
                                        Title: President & CEO


                                        KPN TELECOM, B.V.,

                                        by: /s/ Elco Blok
Dated: December 15, 2006                    ------------------------
                                        Name: Elco Blok
                                       Title: Member of the Board


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